NEWS RELEASE

        INTEGRA LIFESCIENCES REPORTS RECORD SECOND QUARTER NET INCOME ON
                           35% GROWTH IN PRODUCT SALES

                EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND
                       AMORTIZATION TOTALED $4.7 MILLION

PLAINSBORO, NJ / AUGUST 2, 2001 / -- LED BY STRONG GROWTH IN PRODUCT SALES, INTEGRA LIFESCIENCES HOLDINGS CORPORATION (NASDAQ: IART) TODAY REPORTED RECORD REVENUES AND NET INCOME FOR THE SECOND QUARTER OF 2001. EARNINGS FOR THE QUARTER WERE $0.10 PER SHARE, AS COMPARED TO AN ADJUSTED NET LOSS OF $0.06 PER SHARE IN THE SECOND QUARTER OF 2000. NET INCOME TOTALED $2.8 MILLION, WITH TOTAL REVENUES INCREASING $5.8 MILLION, OR 34%, TO $22.9 MILLION. THIS COMPARES TO AN ADJUSTED NET LOSS OF $0.6 MILLION IN THE SECOND QUARTER OF 2000 ON TOTAL REVENUES OF $17.1 MILLION. FOR COMPARABILITY PURPOSES, THE PRIOR YEAR RESULTS WERE ADJUSTED TO EXCLUDE A $1.1 MILLION GAIN ON THE SALE OF A PRODUCT LINE AND $0.3 MILLION OF FAIR VALUE INVENTORY PURCHASE ACCOUNTING ADJUSTMENTS RELATED TO AN ACQUISITION.

REVENUE GROWTH WAS LED BY A $5.6 MILLION INCREASE IN PRODUCT SALES TO $21.4 MILLION, A 35% INCREASE OVER THE SECOND QUARTER OF 2000. INCLUDED IN THIS INCREASE WAS $0.4 MILLION IN SALES OF PRODUCT LINES ACQUIRED EARLY IN THIS QUARTER. SALES IN THE INTEGRA NEUROSCIENCES DIVISION INCREASED $4.6 MILLION TO $15.7 MILLION, AND INCLUDED THE $0.4 MILLION IN SALES OF ACQUIRED PRODUCT LINES. CONTRIBUTING TO THE STRONG GROWTH IN THE INTEGRA NEUROSCIENCES DIVISION WERE SALES OF THE DURAGEN(R) DURAL GRAFT MATRIX, WITH DOMESTIC REORDER RATES CONTINUING TO EXCEED 80%, OUR LINE OF INTRACRANIAL MONITORING PRODUCTS FOR THE NEURO INTENSIVE CARE UNIT, AND THE SELECTOR(R) INTEGRA ULTRASONIC ASPIRATOR FOR THE ABLATION OF CRANIAL TUMORS. SALES OF INTEGRA LIFESCIENCES DIVISION PRODUCTS INCREASED $1.0 MILLION TO $5.7 MILLION PRIMARILY DUE TO GROWTH IN THE COMPANY'S PRIVATE LABEL PRODUCTS.

"THE STRONG RESULTS FOR THIS QUARTER CAN BE ATTRIBUTED TO THE RECENT EXPANSION IN THE INTEGRA NEUROSCIENCES' SALES FORCE, PARTICULARLY IN THE UNITED STATES, AND THE DIVERSE LINE OF PRODUCTS ACQUIRED OR DEVELOPED BY THE COMPANY OVER THE LAST TWO YEARS," COMMENTED STUART M. ESSIG, INTEGRA'S PRESIDENT AND CHIEF EXECUTIVE OFFICER. "WITH THE ACQUISITIONS OF GMSMBH IN GERMANY AND SATELEC MEDICAL IN FRANCE IN APRIL, WE ARE CONTINUING TO BUILD OUR SALES AND MARKETING INFRASTRUCTURE IN EUROPE, WHICH IS EXPECTED TO BENEFIT OUR TOP LINE REVENUE GROWTH."

CONSOLIDATED GROSS MARGINS ON PRODUCT SALES INCREASED TO 61% IN THE SECOND QUARTER OF 2001 FROM AN ADJUSTED 57% IN THE SECOND QUARTER OF 2000 AS A RESULT OF AN IMPROVED SALES MIX OF HIGHER GROSS MARGIN PRODUCTS. CONSOLIDATED OPERATING EXPENSES (EXCLUDING COST OF PRODUCT SALES) INCREASED $0.7 MILLION FROM THE SECOND QUARTER OF 2000 TO $11.2 MILLION IN THE SECOND QUARTER OF 2001. THIS INCREASE WAS THE RESULT OF HIGHER SALES AND MARKETING EXPENSES ATTRIBUTED TO THE EXPANSION OF THE INTEGRA NEUROSCIENCES DIRECT SALES FORCE, PARTIALLY OFFSET BY LOWER GENERAL AND ADMINISTRATIVE AND RESEARCH AND DEVELOPMENT EXPENSES.

ON A DIVISIONAL OPERATING BASIS, THE COMPANY REPORTED THE FOLLOWING RESULTS FOR THE SECOND QUARTER OF 2001:

IN THE INTEGRA NEUROSCIENCES DIVISION:

o   SALES OF NEURO  INTENSIVE CARE UNIT PRODUCTS  INCREASED $1.3 MILLION TO $6.8

    MILLION, INCLUDING $0.1 MILLION IN SALES OF ACQUIRED PRODUCTS.

o NEURO OPERATING ROOM PRODUCT SALES INCREASED $3.3 MILLION TO $8.9 MILLION, INCLUDING $0.3 MILLION IN SALES OF ACQUIRED PRODUCTS.

o GROSS MARGIN ON PRODUCT SALES WAS 63%, AS COMPARED TO AN ADJUSTED 59% IN THE SECOND QUARTER OF 2000.

o TOTAL OTHER OPERATING EXPENSES INCREASED $1.6 MILLION TO $6.5 MILLION, WITH THE DIVISION REPORTING A $3.7 MILLION OPERATING PROFIT. THE INCREASE IN OPERATING EXPENSES WAS ENTIRELY RELATED TO HIGHER SALES AND MARKETING SPENDING.

IN THE INTEGRA LIFESCIENCES DIVISION:

o   SALES OF PRIVATE LABEL PRODUCTS INCREASED $0.6 MILLION TO $3.3 MILLION.

o   SALES OF DISTRIBUTED PRODUCTS INCREASED $0.4 MILLION TO $2.4 MILLION.

o GROSS MARGIN ON PRODUCT SALES WAS 55%, AS COMPARED TO AN ADJUSTED 51% IN THE SECOND QUARTER OF 2000.

o TOTAL OTHER OPERATING EXPENSES DECREASED $0.4 MILLION TO $2.1 MILLION FOR THE QUARTER, WITH THE DIVISION REPORTING A $2.3 MILLION OPERATING PROFIT.

DIVISIONAL OPERATING RESULTS EXCLUDE CORPORATE GENERAL AND ADMINISTRATIVE EXPENSES AND AMORTIZATION OF INTANGIBLE ASSETS AND GOODWILL. FOR THE QUARTER, CORPORATE GENERAL AND ADMINISTRATIVE EXPENSES DECREASED $0.5 MILLION TO $1.8 MILLION, WHILE INTANGIBLE ASSET AMORTIZATION INCREASED TO $0.7 MILLION AS A RESULT OF THE GMS AND SATELEC MEDICAL ACQUISITIONS.

THE  COMPANY  REPORTED  EARNINGS  BEFORE  INTEREST,   TAXES,   DEPRECIATION  AND
AMORTIZATION OF $4.7 MILLION, AS COMPARED TO AN ADJUSTED $1.1 MILLION IN THE SECOND QUARTER OF 2000.

THE COMPANY HAS SCHEDULED A CONFERENCE CALL FOR 9:00 AM EST TODAY, AUGUST 2, 2001, TO DISCUSS THE FINANCIAL RESULTS FOR THE SECOND QUARTER OF 2001. HOWEVER, IN LIGHT OF OUR PENDING REGISTRATION STATEMENT, WE WILL NOT UPDATE OR OTHERWISE COMMENT ON OUR EXPECTATIONS FOR FUTURE FINANCIAL RESULTS UNTIL OUR THIRD QUARTER CONFERENCE CALL IN NOVEMBER. ACCESS TO THE LIVE CONFERENCE CALL IS AVAILABLE BY DIALING (877) 691-0877 IN THE UNITED STATES OR (973) 628-9554 FOR INTERNATIONAL LISTENERS. ACCESS TO THE CALL WILL ALSO BE AVAILABLE THROUGH A LIVE WEBCAST VIA A LINK PROVIDED ON THE HOME PAGE OF INTEGRA'S WEBSITE AT www.integra-LS.com.
                                                         -------------------

INTEGRA LIFESCIENCES HOLDINGS CORPORATION DEVELOPS, MANUFACTURES AND MARKETS MEDICAL DEVICES, IMPLANTS AND BIOMATERIALS PRIMARILY USED IN THE TREATMENT OF CRANIAL AND SPINAL DISORDERS, SOFT TISSUE REPAIR AND ORTHOPEDICS. INTEGRA IS A LEADER IN APPLYING THE PRINCIPLES OF BIOTECHNOLOGY TO MEDICAL DEVICES THAT IMPROVE PATIENTS' QUALITY OF LIFE. THE COMPANY HAS ITS CORPORATE HEADQUARTERS IN PLAINSBORO, NEW JERSEY, WITH MANUFACTURING AND RESEARCH FACILITIES LOCATED THROUGHOUT THE WORLD. THE COMPANY HAS APPROXIMATELY 575 PERMANENT EMPLOYEES.

THIS NEWS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH FORWARD-LOOKING STATEMENTS INVOLVE RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM PREDICTED OR EXPECTED RESULTS. FORWARD-LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO, STATEMENTS CONCERNING FUTURE GROWTH IN REVENUES. IN ADDITION, THE ECONOMIC, COMPETITIVE, GOVERNMENTAL, TECHNOLOGICAL AND OTHER FACTORS IDENTIFIED UNDER THE HEADING "RISK FACTORS" INCLUDED IN THE BUSINESS SECTION OF INTEGRA'S ANNUAL REPORT ON FORM 10-K/A FOR THE YEAR ENDED DECEMBER 31, 2000 AND IN THE COMPANY'S REGISTRATION STATEMENT ON FORM S-3, AND INFORMATION CONTAINED IN SUBSEQUENT FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION COULD AFFECT ACTUAL RESULTS.

                    INTEGRA LIFESCIENCES HOLDINGS CORPORATION
                         CONSOLIDATED FINANCIAL RESULTS
                      (In thousands, except per share data)
                                   (UNAUDITED)

Statement of Operations Data:
                                                Three Month Period                  Six Month Period
                                                   Ended June 30                      Ended June 30
                                                2001           2000               2001             2000
Product sales                                 $21,385         $15,827            $41,669         $29,159
Other revenue                                   1,535           1,259              2,935           2,458
                                              -------         -------            -------         -------
Total revenue                                  22,920          17,086             44,604          31,617

Cost of product sales                           8,310           7,212             16,904          13,899
Research and development                        1,837           2,004              3,910           3,894
Selling and marketing                           5,269           3,904             10,020           6,853
General and administrative                      3,319           3,884              6,523           7,631
Amortization                                      729             670              1,409           1,150
                                              -------         -------            -------         -------
Total costs and expenses                       19,464          17,674             38,766          33,427

Operating income (loss)                         3,456            (588)             5,838          (1,810)

Gain on disposition of product line               --            1,031                --            1,146
Other expense, net                               (265)           (170)              (405)            (36)
                                              -------         -------            -------         -------
Income (loss) before income taxes               3,191             273              5,433            (700)
Provision for income taxes                        429             161                675             223
                                              -------         -------            -------         -------

Income (loss) before accounting change          2,762             112              4,758            (923)

Cumulative effect of accounting change            --              --                 --             (470)
                                              -------         -------            -------         -------

Net income (loss)                             $ 2,762         $   112            $ 4,758         $(1,393)

Earnings (loss) per share
     Basic                                    $  0.13         $ (0.02)           $  0.20         $ (0.36)
     Diluted                                  $  0.10         $ (0.02)           $  0.18         $ (0.36)

Weighted average Common shares outstanding:
     Basic                                     20,245          17,341             19,931          17,282
     Diluted                                   25,049          17,341             22,211          17,282
Balance Sheet Data:
                                                                   30-JUN                31-DEC
                                                                    2001                  2000
Cash, cash equivalents & investments                              $11,655               $15,138
Working capital                                                    28,299                25,177
Total assets                                                       94,193                86,514
Total debt                                                          9,703                13,630
Total stockholders' equity                                         62,522                53,781

SOURCE: INTEGRA LIFESCIENCES HOLDINGS CORPORATION

Contacts:
Integra LifeSciences Holdings Corporation

John B. Henneman, III                             John Bostjancic
Chief Administrative Officer                      Senior Director of Finance
(609) 936-2481                                    (609) 936-2239
jhenneman@integra-ls.com                          jbostjancic@integra-ls.com
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